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                                  EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITOR

To the Board of Directors and Stockholders of Harmony Trading Corp.

     We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Harmony Trading Corp. of our report dated March 25, 2001 relating to the financial statements of Harmony Trading Corp. appearing in the Annual Report on Form-10-KSB/A, as amended, of Harmony Trading Corp. for the year ended December 31, 2000. Thomas P. Monahan, CPA /s/ Thomas P. Monahan

Thomas P. Monahan, CPA
/s/ Thomas P. Monahan


March 19, 2002
New York, New York


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